Exhibit 10.1

AMENDMENT NO. 5 TO THE MANAGEMENT AGREEMENT

This AMENDMENT NO. 5 TO THE MANAGEMENT AGREEMENT (the “Amendment”), dated as of February 10, 2015, is made by and between Navios Maritime Partners L.P., a Marshall Islands limited partnership (“NMLP”) and Navios ShipManagement Inc., a Marshall Islands corporation (“NSM”, and together with NMLP, the “Parties”) and amends the Management Agreement (the “Management Agreement”) entered into among the Parties on November 16, 2007 and the Amendments to the Management Agreement entered into among the Parties on October 27, 2009, October 21, 2011, October 30, 2013 and August 29, 2014 (together, with the Management Agreement, the “Agreement”). Capitalized terms used and not otherwise defined in this Amendment shall have the meanings given them in the Agreement.

W I T N E S S E T H:

WHEREAS, the Parties desire to amend the Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Schedule “B” shall be amended and restated in its entirety as follows:

“FEES AND COSTS AND EXPENSES

In consideration for the provision of the Services listed in Schedule “A” by NSM to NMLP, NMLP shall, from January 1, 2014 until December 31, 2015, pay NSM a fixed daily fee of US$4,100 per owned Panamax Vessel, US$4,000 per Ultra-Handymax Vessel, US$5,100 per owned Capesize Vessel, US$6,500 per owned Post-Panamax Container Vessel, US$7,200 per large Container Vessel of more than 8,000 TEUs and US$8,500 per very large container vessel of more than 13,000 TEUs payable on the last day of each month. Notwithstanding the foregoing, NMLP’s payment to NSM for services provided in item (21) of Schedule A shall be at-cost for each Vessel. Notwithstanding anything to the contrary hereto, the foregoing rate per owned large Container Vessel of more than 13,000 TEUs will be effective as of the date of delivery of such Vessel to NMLP’s owned fleet.

2. Full Force and Effect. Except as modified by this Amendment, all other terms and conditions in the Agreement shall remain in full force and effect.

3. Effect. Unless the context otherwise requires, the Agreement, as amended, and this Amendment shall be read together and shall have effect as if the provisions of the Agreement, as amended, and this Amendment were contained in one agreement. After the effective date of this Amendment, all references in the Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder” or words of like import referring to the Agreement shall mean the Agreement, as amended, as further modified by this Amendment.

4. Counterparts. This Amendment may be executed in separate counterparts, all of which taken together shall constitute a single instrument.

[Remainder of page intentionally left blank. Signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day and year first above written.

NAVIOS MARITIME PARTNERS L.P.

/s/ Efstratios Desypris
By:	Efstratios Desypris
Title:	Chief Financial Officer

NAVIOS SHIPMANAGEMENT INC.

/s/ George Achniotis
By:	George Achniotis
Title:	President/Director

[Signature Page – Amendment No. 5 to Management Agreement]